UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 18, 2016

Date of report (Date of earliest event reported)

ON Semiconductor Corporation

(Exact name of registrant as specified in its charter)

Delaware	000-30419	36-3840979
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

ON Semiconductor Corporation 5005 E. McDowell Road Phoenix, Arizona		85008
(Address of principal executive offices)		(Zip Code)

(602) 244-6600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.05.	Other Events. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On August 18, 2016, the Board of Directors of ON Semiconductor Corporation (the “Company”) adopted amendments to the Company’s Code of Business Conduct (the “Code of Conduct”), which applies to all officers, directors, and employees of the Company and its subsidiaries. Amendments to the Code of Conduct: (i) clarify and strengthen the Company’s expectations for reporting suspected or known violations of the Code of Conduct or law; (ii) change the title of the “Retaliation” section to “No Retaliation” and, in that same section, provide guidance on what constitutes a “good faith” report; (iii) clarify our Code of Conduct as to certain personal and company political activities; and (iv) update our Code of Conduct to include a broader statement about human trafficking and labor practices and extend the list of characteristics the Company will not use as a basis for discrimination to cover gender, gender identity and gender expression.

The foregoing summary of the amendments to the Code of Conduct is subject to, and qualified in its entirety by, reference to the full text of the Code of Conduct, as so amended, a copy of which is available at www.onsemi.com under “Investors—Corporate Governance” and is also attached hereto as Exhibit 14.1.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired
Not applicable.
(b)	Pro Forma Financial Information
Not applicable.
(c)	Shell Company Transactions
Not applicable.
(d)	Exhibits

Exhibit No.	Description
14.1	ON Semiconductor – Code of Business Conduct effective August 18, 2016

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ON SEMICONDUCTOR CORPORATION (Registrant)

Date: August 24, 2016	By:	/s/ George H. Cave
George H. Cave
Executive Vice President, General Counsel, Chief Compliance and Ethics Officer, Chief Risk Officer and Corporate Secretary